Exhibit 99.1

Contact:

David C. Dreyer,

Chief Financial Officer

Christopher Schwartz,

Senior Director, Investor Relations

866.861.3229

FOR IMMEDIATE RELEASE

AMN HEALTHCARE SERVICES TO ACQUIRE THE MHA GROUP

Leader in Travel Nurse Staffing Broadens Staffing Solutions

AMN to host a Webcast Conference Call on Thursday, October 6th at 11:00 a.m. ET

SAN DIEGO—October 5, 2005—AMN Healthcare Services, Inc. (NYSE:AHS), a leading healthcare staffing company and the largest nationwide provider of travel nurse staffing services, entered into a definitive agreement to acquire all of the stock of The MHA Group, Inc., a leader in providing temporary and permanent physician and allied healthcare staffing services. The combined company will become the nation’s largest healthcare staffing provider with pro forma revenue of approximately $889 million for the twelve months ended June 30, 2005.

Under the terms of the agreement, the purchase price is $160 million plus an earn-out provision expected to result in approximately $38 million of additional consideration based on 2005 performance, with a guaranteed minimum earn-out of $35 million. The total consideration will be paid approximately 75% in cash and 25% in AMN Healthcare Services, Inc. stock. Upon completion of the transaction and payment of the earn-out in March, 2006, current stockholders of AMN Healthcare will own approximately 91% of the combined company and MHA’s current stockholders will own the remainder. The transaction is expected to be immediately accretive to fourth quarter 2005 and full year 2006 earnings. Management will provide updated earnings guidance following the close of the transaction, which is expected to occur in the fourth quarter of this year.

Commenting on today’s announcement, Susan R. Nowakowski, President and CEO of AMN Healthcare, said: “This combination of leaders in quality and service for both travel nurse staffing and locum tenens and permanent physician staffing will deliver great value for our clients. Our complementary businesses will enable hospitals to further streamline their recruitment and staffing efforts through a stronger partnership with our company. We believe that the combined value, breadth and depth of services that we can offer to our clients is unparalleled within the industry today.”

“This is a perfect combination for MHA’s clients and employees,” said Joseph Hawkins, CEO of MHA. “Bringing together MHA’s physician and allied staffing businesses with AMN Healthcare’s industry-leading position and expertise in travel nurse staffing substantially improves our ability to deliver a total solution to our diverse client base. We believe that this business combination will allow us to be even more effective in delivering high quality, innovative healthcare staffing solutions to our clients.”

Ms. Nowakowski added: “This transaction significantly supports our long term strategy of growth and leadership in the placement of high-quality clinical staff at all levels within healthcare organizations. We believe that both companies share similar cultures and management philosophies. This, combined with the fact that the founders and tenured MHA management team will remain with MHA following the completion of the transaction, gives us confidence that the organizations will transition together smoothly and create opportunities for sales and operational efficiencies.”

AMN Healthcare intends to finance the cash portion of the transaction with cash on hand and $280 million in senior secured credit facilities consisting of a five-year $75 million revolving credit instrument and a six-year $205 million term loan B instrument. These funds will be used to finance the acquisition of MHA, refinance AMN Healthcare’s existing debt, and provide for working capital and general corporate purposes. The transaction is subject to customary closing conditions, including regulatory approvals.

Conference Call on October 6, 2005

AMN Healthcare and MHA will host a conference call and live webcast on Thursday, October 6, 2005 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss the acquisition. A live webcast of the call can be accessed through AMN Healthcare’s website at www.amnhealthcare.com/investors. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (888) 550-2358 in the U.S. or (703) 546-4242 internationally. Following the conclusion of the call, a replay of the webcast will be available at the company’s web site within four hours. Alternatively, a telephonic replay of the call will be available at 4:15 p.m. Eastern Time (1:15 p.m. Pacific Time), and can be accessed until October 20, 2005 at midnight Eastern Time, by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 798761. From time to time, additional information regarding non-GAAP financial measures may be made available on the company’s website.

About AMN Healthcare

AMN Healthcare Services, Inc., a leading healthcare staffing company, is the largest nationwide provider of travel nurse staffing services. The company recruits nurses and allied health professionals nationally and internationally and places them on temporary assignments, of variable lengths, at acute-care hospitals and healthcare facilities throughout the United States.

About MHA

Founded in 1987 and a pioneer in the field of physician search, MHA is a leading nationwide provider of both temporary and permanent staffing for clinicians ranging from physicians to allied health professionals. Approximately 90% of MHA’s healthcare professionals are physicians, while the remainder are allied health professionals and nurses.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “projects,” “expects,” “plans,” “intends” and similar expressions. Similarly, statements herein that describe the company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties may include, but are not limited to: the company’s ability to continue to recruit and retain qualified temporary healthcare professionals at reasonable costs; the company’s ability to attract and retain sales and operational personnel; the company’s ability to enter into contracts with hospitals and other healthcare facility clients on terms attractive to the company and to secure orders related to those contracts; the company’s ability to demonstrate the value of its services to its healthcare and facility clients; changes in the timing of hospital and healthcare facility clients’ orders for and the company’s placement of its temporary healthcare professionals; the general level of patient occupancy at the company’s hospital and healthcare facility clients’ facilities; the overall level of demand for services offered by temporary healthcare staffing providers; the ability of the company’s hospital and healthcare facility clients to retain and increase the productivity of their permanent staff; the variation in pricing of the healthcare facility contracts under which the company places temporary healthcare professionals; the company’s ability to successfully implement its strategic growth, acquisition and integration strategies; the company’s ability to leverage its cost structure; the performance of the company’s management information and communication systems; the effect of existing or future government legislation and regulation; the company’s ability to grow and operate its business in compliance with legislation and regulation; the impact of medical malpractice and other claims asserted against the company; the disruption or adverse impact to the company’s business as a result of a terrorist attack; the company’s ability to carry out its business strategy; the loss of key officers and management personnel could adversely affect the company’s ability to remain competitive; the effect of recognition by the company of an impairment to goodwill; and the effect of adjustments by the company to accruals for self-insured retentions. Other factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, its Current Reports on Form 8-K and its Registration Statement on Form S-3. These statements reflect the company’s current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

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